EXHIBIT 99.3
Unaudited Pro Forma Consolidated Financial Statements
In these Unaudited Pro Forma Consolidated Financial Statements and the Notes hereto, the terms “United Fire,” “we,” “us,” or “our” refer to United Fire & Casualty Company or United Fire & Casualty Company and its consolidated subsidiaries and its affiliate, as the context requires.
On March 28, 2011, we acquired 100 percent of the outstanding common stock of Mercer Insurance Group, Inc. (“Mercer Insurance Group”) for cash consideration of $191.5 million. The acquisition was funded through a combination of cash and short-term debt. After the acquisition, having combined our pre-existing operations with those of Mercer Insurance Group, we now market our products through over 1,200 independent property and casualty agencies. In addition, the acquisition allows us to diversify our exposure to weather and other catastrophe risks across our geographic markets.
This transaction was accounted for under the acquisition method using Mercer Insurance Group historical financial information and applying fair value estimates to the acquired assets, liabilities and commitments as of the acquisition date. The excess of the purchase price over the estimated fair value of the tangible assets acquired and liabilities assumed at the acquisition date has been allocated to goodwill and intangible assets of our property and casualty insurance segment.
The unaudited pro forma consolidated balance sheet as of December 31, 2010 gives effect to the acquisition as if it had occurred on December 31, 2010. The unaudited pro forma consolidated statements of income for the fiscal year ended December 31, 2010, gives effect to the acquisition as if it had occurred on January 1, 2010.
The pro forma adjustments and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of applicable disclosure and reporting regulations. The actual results reported in periods following the closing date of the acquisition may differ significantly from the pro forma consolidated financial statements for a number of reasons, including, but not limited to, differences in the ordinary course of the business conducted following the acquisition, differences between the assumptions used to prepare these pro forma adjustments and actual amounts, cost savings from operating efficiencies, potential synergies, and the impact of the incremental costs incurred in integrating Mercer Insurance Group.
As a result, the pro forma financial information does not purport to be indicative of what our financial condition or results of operations would have been had the transaction been completed on the applicable dates of the pro forma consolidated financial statements. The information reported in the pro forma consolidated financial statements is based upon the information reported in our historical financial statements along with the audited financial statements of Mercer Insurance Group and does not purport to project our future financial condition and results of operations after giving effect to the acquisition.
The pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements presented on the following pages. The pro forma adjustments are based on assumptions relating to the allocation of consideration paid for the tangible and intangible assets acquired and liabilities assumed of Mercer Insurance Group based on provisional estimates of fair value. The provisional estimate of fair value for certain assets and liabilities is subject to adjustment as additional information is obtained within a measurement period of one year from the acquisition date. Any adjustment to the provisional amounts that have been established will be recognized in the period that the adjustment is identified in accordance with the acquisition method.
The pro forma financial information should be read in conjunction with our historical financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 1, 2011, and in our report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 5, 2011, and the audited financial statements of Mercer Insurance Group contained in Exhibit 99.2 to the Current Report on Form 8-K/A to which these Unaudited Pro Forma Consolidated Financial Statements and Notes are attached as Exhibit 99.3.

99.3-1

Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2010

					Pro Forma
	Historical				Combined
	United Fire &				United Fire &
	Casualty	Mercer	Pro Forma		Casualty
(In Thousands, Except Per Share Data and Number of Shares)	Company	Insurance Group	Adjustments		Company
ASSETS
Investments
Fixed maturities
Held-to-maturity, at amortized cost (fair value $6,422 in 2010)	$6,364	$—	$—		$6,364
Available-for-sale, at fair value (amortized cost $2,554,726 in 2010)	2,278,429	397,130	—		2,675,559
Equity securities, at fair value (cost $62,351 in 2010)	149,706	10,691	—		160,397
Trading securities, at fair value (amortized cost $12,322 in 2010)	12,886	—	—		12,886
Mortgage loans	6,497	—	—		6,497
Policy loans	7,875	—	—		7,875
Other long-term investments	20,041	—	—		20,041
Short-term investments	1,100	9,849	—		10,949

	$2,482,898	$417,670	$—		$2,900,568

Cash and cash equivalents	$180,057	$16,345	$(111,575)	A	$84,827
Accrued investment income	28,977	4,261	—		33,238
Premiums receivable	124,459	35,172	—		159,631
Deferred policy acquisition costs	87,524	18,192	9,786	B	115,502
Property and equipment (primarily land and buildings, at cost, less accumulated depreciation of $51,950 in 2010)	21,554	20,316	(5,311)	C	36,559
Reinsurance receivables and recoverables	46,731	72,905	(14,109)	D	105,527
Prepaid reinsurance premiums	1,586	6,331	—		7,917
Goodwill and intangible assets	—	5,416	25,441	E	30,857
Income taxes receivable	17,772	—	—		17,772
Deferred income taxes	—	—	—		—
Other assets	15,881	3,846	—		19,727

TOTAL ASSETS	$3,007,439	$600,454	$(95,768)		$3,512,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Future policy benefits and losses, claims and loss settlement expenses
Property and casualty insurance	$603,090	$304,641	$644	F	$908,375
Life insurance	1,389,331	—	—		1,389,331
Unearned premiums	200,341	73,793	—		274,134
Accrued expenses and other liabilities	78,439	29,002	—		107,441
Deferred income taxes	19,814	(3,141)	1,238	G	17,911
Debt	—	3,000	79,900	H	82,900
Trust preferred securities	—	15,609	—		15,609

TOTAL LIABILITIES	$2,291,015	$422,904	$81,782		$2,795,701

Stockholders’ Equity
Common stock, $3.33 1/3 par value; authorized 75,000,000 shares; 26,195,552 shares issued and outstanding in 2010	$87,318	$—	$—		$87,318
Additional paid-in capital	136,147	73,386	(73,386)	I	136,147
Retained earnings	415,981	98,481	(98,481)	I	415,981
Accumulated other comprehensive income, net of tax	76,978	15,315	(15,315)	I	76,978
Unearned ESOP shares	—	(1,253)	1,253	I	—
Treasury stock	—	(8,379)	8,379	I	—

TOTAL STOCKHOLDERS’ EQUITY	$716,424	$177,550	$(177,550)		$716,424

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,007,439	$600,454	$(95,768)		$3,512,125

The Notes to Unaudited Pro Forma Consolidated Financial Statements are an integral part of these statements.

99.3-2

Unaudited Pro Forma Consolidated Statement of Income
December 31, 2010

					Pro Forma
	Historical				Combined
	United Fire &				United Fire &
(In Thousands, Except Per Share Data and	Casualty	Mercer	Pro Forma		Casualty
Number of Shares)	Company	Insurance Group	Adjustments		Company

Revenues
Net premiums earned	$469,473	$135,964	$—		$605,437
Investment income, net of investment expenses	111,685	13,878	(742)	J	124,821
Realized investment gains
Other-than-temporary impairment charges	(459)	(115)	—		(574)
All other realized gains	8,948	1,901	—		10,849

Total realized investment gains	8,489	1,786	—		10,275
Other income	1,425	1,930	—		3,355

	$591,072	$153,558	$(742)		$743,888

Benefits, Losses and Expenses
Losses and loss settlement expenses	$309,796	$83,737	$—		$393,533
Future policy benefits	27,229	—	—		27,229
Amortization of deferred policy acquisition costs	113,371	37,091	9,786	K	160,248
Other underwriting expenses	39,305	11,914	(699)	L	50,520
Interest on policyholders’ accounts	42,988	—	—		42,988

	$532,689	$132,742	$9,087		$674,518

Income before income taxes	$58,383	$20,816	$(9,829)		$69,370
Federal income tax expense	10,870	6,080	(3,953)	M	12,997

Net Income	$47,513	$14,736	$(5,876)		$56,373

Earnings per common share
Basic	$1.81				$2.14
Diluted	$1.80				$2.14

Weighted average common shares outstanding
Basic	26,318,214				26,318,214
Diluted	26,337,678				26,337,678

The Notes to Unaudited Pro Forma Consolidated Financial Statements are an integral part of these statements.

99.3-3

Notes to Unaudited Pro Forma Consolidated Financial Statements
NOTE 1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Nature of Business
We are engaged in the business of writing property and casualty insurance and life insurance and selling annuities through a network of independent agencies. We report our operations in two business segments: property and casualty insurance and life insurance. We are licensed as a property and casualty insurer in 43 states plus the District of Columbia and as a life insurer in 29 states.
Basis of Presentation
We maintain our records in conformity with the accounting practices prescribed or permitted by the insurance departments of the states in which we are domiciled. To the extent that certain of these practices differ from U.S. generally accepted accounting principles (“GAAP”), we have made adjustments to present the accompanying Unaudited Pro Forma Consolidated Financial Statements in conformity with GAAP. Certain financial information that is included in our Annual Report on Form 10-K, including certain financial statement footnote disclosures, are not required by the rules and regulations of the Securities and Exchange Commission (“SEC”) for the reporting of pro forma financial information and have been condensed or omitted.
In the opinion of the management of United Fire, the accompanying Unaudited Pro Forma Consolidated Financial Statements contain all adjustments necessary to present fairly the pro forma financial position and results of operations for the period presented. All significant intercompany transactions have been eliminated in consolidation. The pro forma financial information should be read in conjunction with our historical financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 1, 2011, and in our report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 5, 2011, and the audited financial statements of Mercer Insurance Group contained in Exhibit 99.2 to the Current Report on Form 8-K/A to which these Unaudited Pro Forma Consolidated Financial Statements and Notes are attached as Exhibit 99.3.
NOTE 2. ACQUISITION OF MERCER INSURANCE GROUP
On March 28, 2011, we purchased 100.0 percent of the outstanding common stock of Mercer Insurance Group, which was funded through a combination of cash and short-term debt. The excess of the purchase price over the estimated fair value of the tangible assets acquired and liabilities assumed at the acquisition date has been allocated to goodwill and intangible assets of our property and casualty insurance segment.
We are in the process of completing valuation procedures of the separately identifiable intangible assets acquired and assessing the related useful lives of those assets. Provisional amounts have been recognized for these intangible assets, which may be subject to adjustment within one year from the acquisition date. We expect to continue to obtain further information during the measurement period to assist us in determining the fair value of certain of the assets acquired and liabilities assumed. Any adjustment to the provisional amounts that have been established will be recognized in the period that the adjustment is identified in accordance with the acquisition method.

99.3-4

The following is a summary of the fair value of the tangible and intangible assets acquired and liabilities assumed of Mercer Insurance Group at the date of acquisition based on provisional estimates of fair value:

(In Thousands)	March 28, 2011

Assets
Available-for-sale fixed maturity securities	$401,548
Equity securities	10,666
Cash and cash equivalents	18,855
Accrued investment income	3,741
Premiums receivable	35,822
Value of business acquired	27,436
Property and equipment	15,228
Reinsurance receivables and recoverables	58,193
Prepaid reinsurance premiums	6,289
Income taxes receivable	2,732
Deferred income taxes	3,543
Goodwill and intangible assets	31,500
Other assets	11,333

Total assets	$626,886

Liabilities
Reserves for losses, claims and loss settlement expenses	$310,647
Unearned premiums	72,249
Accrued expenses and other liabilities	33,902
Debt	3,000
Trust preferred securities	15,614

Total liabilities	$435,412

Total net assets acquired	$191,474

NOTE 3. UNAUDITED PRO FORMA ADJUSTMENTS
The following unaudited pro forma adjustments related to our acquisition of Mercer Insurance Group have been made to the information reported in the accompanying unaudited pro forma consolidated balance sheet as of December 31, 2010 and the unaudited pro forma consolidated statement of income for the fiscal year ended December 31, 2010:
A. Cash and Cash Equivalents
The adjustment to cash and cash equivalents primarily represents the consideration paid to acquire Mercer Insurance Group. Additionally, the adjustment includes the elimination of acquisition-related expenses, which consist of legal, audit and other professional fees.
B. Deferred Policy Acquisition Costs
The adjustment to deferred policy acquisition costs was made to eliminate Mercer Insurance Group’s historical deferred policy acquisition costs and to record the fair value of the asset established for the value of the business acquired (“VOBA”) from Mercer Insurance Group. Please refer to pro forma adjustment “K” for information on the calculation of fair value.

99.3-5

C. Property and Equipment
The adjustment to property and equipment was made to report the acquired assets, primarily land and buildings, to fair value, which approximates the appraised value of the respective assets.
D. Reinsurance Receivables and Recoverables
The adjustment to reinsurance receivables and recoverables was made to report the acquired asset at fair value. Please refer to pro forma adjustment “F” for information on the calculation of fair value.
E. Goodwill and Intangible Assets
The adjustment to goodwill and intangible assets represents the elimination of Mercer Insurance Group’s historical goodwill and intangible assets and the recognition of the goodwill and intangible assets related to the acquisition.
F. Future Policy Benefits and Losses, Claims and Loss Settlement Expenses — Property and Casualty Insurance
The adjustment to reserves for losses, claims and loss settlement expenses related to incurred claims and reinsurance receivables and recoverables was made to report the acquired amounts at fair value. Fair value is determined using a valuation model that is based on actuarial estimates of future cash flows for the underwriting liabilities. These future cash flows are adjusted for the time value of money using duration-matched risk-free interest rates, which approximate current U.S. Treasury bill rates, and a risk margin to compensate the acquirer for the risk associated with these liabilities.
G. Deferred Income Taxes
The adjustment to deferred income taxes represents the tax effect of the pro forma adjustments that result in differences between the financial statement bases of the assets acquired and liabilities assumed and the tax bases of those same assets and liabilities, using currently enacted statutory tax rates.
H. Debt
The adjustment to debt represents the funds borrowed for the consideration paid to acquire Mercer Insurance Group.
I. Stockholders’ Equity
The adjustments to the stockholders’ equity accounts represent the elimination of the following related to Mercer Insurance Group: additional paid-in capital; retained earnings; accumulated other comprehensive income, net of tax; unearned ESOP shares; and treasury stock.
J. Investment Income, Net of Investment Expenses
The adjustment to investment income represents the effect of reporting Mercer Insurance Group’s available-for-sale fixed maturity securities at fair value.

99.3-6

K. Amortization of Deferred Policy Acquisition Costs
The adjustment to deferred policy acquisition costs represents the effect of the amortization of the fair value of the VOBA asset, which is an intangible asset relating to the difference between the unearned premium reserves acquired in the transaction and the estimated fair value of the unexpired insurance policies, which consists of two components, (1) a provision for loss and loss settlement expenses that will be incurred as the premium is earned and (2) a provision for policy maintenance costs related to servicing those policies until they expire. Loss and loss settlement expenses are valued in a manner identical to that used for loss reserve valuation. Policy maintenance costs are valued based on estimates of future cash flows that are discounted to present value using duration-matched risk-free interest rates. VOBA is reported as a component of deferred policy acquisition costs in the accompanying unaudited pro forma consolidated balance sheet and will be substantially amortized over a twelve-month period from the acquisition date in proportion to the timing of the estimated underwriting profit associated with the in-force business. The amortization pattern for the VOBA asset will be greater in the initial months subsequent to the acquisition date in correlation to the large number of six-month policies that were underwritten by Mercer Insurance Group.
L. Other Underwriting Expenses
The adjustment to other underwriting expenses are to record the estimated net increase in amortization expense for intangible assets and depreciation expense for the fair value adjustments to property and equipment. Additionally, the adjustment includes the elimination of acquisition-related expenses, which consist of legal, audit and other professional fees.
M. Federal Income Tax Expense
The adjustment to federal income tax expense represents the tax effect of the pro forma adjustments to income using the statutory tax rate of 35.0 percent.

99.3-7